UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 27, 2015
(Date of earliest event reported)

Callidus Software Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50463	77-0438629
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

4140 Dublin Boulevard, Suite 400, Dublin, CA 94568
(Address of principal executive offices) (Zip Code)

(925) 251-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On July 27, 2015, David Pratt, a member of the board of directors of Callidus Software Inc. (the “Company”), informed the Company of his intention to resign from the Company’s Board of Directors, effective immediately following the Board’s next regular meeting, which is scheduled for October 26, 2015. Mr. Pratt is a member of the Board’s Audit & Qualified Legal Compliance Committee. His resignation was not due to any disagreement with the Company or its management on any matter related to the Company’s operations, policies or practices. The Board does not intend to elect another director in Mr. Pratt’s place and upon the effectiveness of his resignation, the authorized number of directors will be reduced from eight to seven directors in accordance with the Company’s Second Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE INC.

Date: July 30, 2015	By:	/s/ Bob L. Corey
Bob L. Corey
Executive Vice President, Chief Financial Officer (duly authorized officer)